Exhibit 2.2

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to Agreement and Plan of Merger (this “Amendment”) is made and entered into this 29th day of July, 2005, by and between Avicena Group., Inc., a Delaware corporation (“Avicena”), and AVN Acquisition Corp., a Delaware corporation (“AVN”).

BACKGROUND

Avicena and AVN are parties to an Agreement and Plan of Merger, dated as of March 9, 2005 (the “Merger Agreement”), and deem it to be in their respective best interests to amend the Merger Agreement as provided below. Capitalized terms used herein without definition shall have the meanings given such terms in the Merger Agreement.

AGREEMENT

1. Amendment to Merger Agreement. Section 8.1(a)(iii) of the Merger Agreement is hereby amended to delete the reference to “July 31, 2005” and to replace it with the phrase “September 30, 2005”.

2. Continuing Effect of the Merger Agreement. Except as expressly amended hereby, the parties hereby ratify and reaffirm the provisions of the Merger Agreement in all respects and the terms and provisions thereof, unless modified herein, shall remain in full force and effect. This Amendment shall not constitute a waiver, amendment or modification of any other provisions of the Merger Agreement not expressly referred to in this Amendment and shall not be construed as a waiver or consent to any further or future action on the part of any of the parties that would require a waiver or consent of one or more of the other parties.

3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

4. Counterparts. This Amendment may be executed in several counterparts and all so executed shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

[signature page follows]

Signature Page to Amendment No. 1 to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AVICENA GROUP, INC.

By:/s/ Belinda Tsao Nivaggioli

Name: Belinda Tsao Nivaggioli

Title: CEO

AVN ACQUISITION CORP.

By:/s/ Andrew Gertler

Name: Andrew Gertler

Title: President